Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonim Technologies Announces Inbound Strategic Interest, Forms Special Committee and Engages Roth Capital Partners to Evaluate Strategic Alternatives

SAN DIEGO, Calif. – January 22, 2025 – Sonim Technologies (Nasdaq: SONM), a leading provider of 5G mobility solutions, today announced the formation of a special committee comprised solely of independent directors (the “Special Committee”) to explore and evaluate strategic alternatives to enhance stockholder value following the Schedule 13D/A filed by AJP Holding Company, LLC with the Securities and Exchange Commission on January 17, 2025.

The Special Committee will be chaired by Mr. Mike Mulica and will be comprised of Mr. Mulica and Mr. James Cassano.

Sonim welcomes open, constructive communications with all stockholders and encourages input that advances our shared goal of enhancing stockholder value.

Consistent with its fiduciary duties and in consultation with its advisors, including Roth Capital Partners, the Special Committee will carefully consider and evaluate strategic alternatives received from several parties including, but not limited to, Orbic North America LLC, to determine the course of action that it believes is in the best interests of Sonim and its stockholders.

During this process, the Special Committee may receive and evaluate business combinations, including mergers or acquisitions, as well as, other strategic transactions, such as a sale of the company or a significant portion of its assets, to enhance stockholder value.

Sonim remains focused on providing clients with world-class 5G mobility solutions.

Sonim cautions that there can be no assurance that the Special Committee’s review will result in any particular transaction being approved or consummated. Sonim does not intend to comment further on this matter unless and until the Special Committee approves a course of action for which further disclosure is appropriate or required.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of ultra-rugged and rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the potential outcomes of the evaluation of the strategic alternatives by the Special Committee. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines for Sonim’s products; the current interest and potential attempt of hostile takeover from a third party may divert the management attention from Sonim’s business and may require significant expenses, Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Media Contact:

Anette Gaven

Anette.Gaven@sonimtech.com

1-619-993-3058